UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

October 20, 2005

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23760	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive Warrendale, Pennsylvania	15086-7528
(Address of principal executive offices)	(Zip Code)

(724) 776-4857

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure
On October 20, 2005, American Eagle Outfitters, Inc. (the "Company") issued a press release announcing, among other things, the name of its new brand concept. A copy of the press release is attached hereto as Exhibit 99.1.

On October 21, 2005, the Company issued a press release announcing the location of its new corporate headquarters.  In this press release, the Company stated that it has signed an agreement to purchase an existing 186,000 square foot building and adjacent land in the SouthSide Works, pending approval by the Urban Redevelopment Authority and subject to customary conditions. The building and land purchase price is approximately $21 million, not including additional construction and interior finishing costs. A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 20, 2005 announcing name of new concept.
99.2	Press Release dated October 21, 2005 announcing new corporate headquarters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: October 24, 2005	By:	/s/ Dale E. Clifton
Dale E. Clifton
Vice President - Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated October 20, 2005 announcing name of new concept.
99.2*	Press Release dated October 21, 2005 announcing new corporate headquarters.

* Such press release is being "furnished" (not filed) pursuant to Item 7.01 of the Current Report on Form 8-K.